Exhibit 3.73

Exhibit 3.73

Form 5

Saskatchewan Consumer and Commercial

Affairs 304098

Corporation Number

Corporations

Branch

Certificate of

Amendment

The Business Corporations Act

I hereby certify that the articles of

PRAIRIE COAL LTD.

are this day amended in accordance with the attached Articles of Amendment, Articles of Reorganization or Articles of Arrangement.

Given under my hand and seal

this17th

day

of July 1989

Director

CB-5 cmp

Saskatchewan Consumer and

Commercial

Articles

Affairs of Amendment

The Business Corporations Act

(Section 167 or 168)

Form 4

Corporations Branch

PROVINCE OF SASKATCHEWAN REGISTERED JUL 17 1989

Corporations Branch

Please see reverse for instructions

1. Name of corporation: Prairie Coal Ltd. Corporation No. 304098

2. The articles of the corporation are amended as follows:

Paragraph 2 of the Articles of the Corporation be deleted and the following substituted therefor:

“2. The municipality in which the registered office is to be situated: City of Estevan.”

3. Each amendment has been duly authorized pursuant to the requirements of the Act.

Date Name Office held Signature

July 11, 1989 R.M. Melrose, Secretary and General Counsel

CB4